UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2013, the Board of Directors (the “Board") of Eagle Rock Energy G&P, LLC (the "Company"), the general partner of the general partner of Eagle Rock Energy Partners, L.P. (the "Partnership"), approved, on the recommendation of the Compensation Committee (the "Committee") of the Board,  a grant of restricted common units (the “Restricted Units") pursuant to the Partnership's Amended and Restated Long Term Incentive Plan (the "Plan") to named executive officers of the Company as indicated in the following table:

Award Recipient	Number of Restricted Units
Joseph A. Mills	200,000
Jeffrey P. Wood	90,000
Charles C. Boettcher	70,000
Roger A. Fox	60,000
Robert D. Hallett	60,000

The grants of Restricted Units to the named executive officers were made pursuant to a Restricted Unit Agreement (the “Agreement”) dated April 23, 2013.   The form of Agreement is as approved by the Board and filed as Exhibit 10.1 to the Partnership's Current Report on Form 8-K filed on September 30, 2010, which is incorporated by reference herein, except that the Agreement expressly provides that the recipient shall not become eligible to receive distributions with respect to the Restricted Units until such time as the Restricted Units vest (i.e., restrictions lapse) pursuant to the terms of the Agreement.

The Restricted Units are subject to restrictions on transferability and a substantial risk of forfeiture and are intended to retain and motivate members of the Company's management.  Award recipients have all the rights of a unitholder in the Partnership with respect to the Restricted Units; provided, however, that the award recipients shall not have the right to receive distributions thereon until such Restricted Units vest (i.e., restrictions lapse) pursuant to the terms of the Agreement.  The Restricted Units vest and the forfeiture restrictions will lapse in substantially equal one-third (1/3) increments on each of May 15, 2014, May 15, 2015 and May 15, 2016, so long as the award recipient remains continuously employed by the Company and its affiliates.

If an award recipient's service with the Company or its affiliates is terminated prior to full vesting of the Restricted Units due to death or “disability” (as such term is defined in the Agreement), then all unvested Restricted Units will immediately vest in full as of the date of such termination.  If an award recipient's service with the Company or its affiliates is terminated prior to full vesting of the Restricted Units for any other reason, then the award recipient will forfeit all unvested Restricted Units to the Company, except that: (i) if an award recipient's service is terminated either by the Company (or an affiliate) without “cause” or by the award recipient for “good reason” (as such terms are defined in the Agreement), then the Compensation Committee has the discretion to accelerate the vesting of all or any portion of the unvested Restricted Units and any Restricted Units that the Compensation Committee does not cause to vest will be forfeited; and (ii) if an award recipient's service is terminated either by the Company (or an affiliate) without “cause” or by the award recipient for “good reason” within two years following the occurrence of a change of control, all unvested Restricted Units will become immediately vested in full.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: April 24, 2013	By:	/s/ Charles C. Boettcher
Name: Charles C. Boettcher
Title: Senior Vice President and General Counsel